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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): March 31, 2000


                         HUNTSMAN PACKAGING CORPORATION
             (Exact name of registrant as specified in its charter)



           Utah                    333-40067               87-0496065
(State or other jurisdiction    (Commission File   (IRS Employer Identification
        of incorporation)            Number)                 Number)


                 500 Huntsman Way
               Salt Lake City, Utah                           84108
     (Address of principal executive offices)               (Zip Code)

                                 (801) 584-5700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5.       OTHER EVENTS.

        On April 1, 2000, Huntsman Packaging Corporation, a Utah corporation (the "Company"), announced that the Company, Chase Domestic Investments, L.L.C. ("Chase") and the shareholders of the Company have entered into a Recapitalization Agreement dated as of March 31, 2000 (the "Agreement"), pursuant to which the parties thereto have agreed to effectuate a recapitalization of the Company. The recapitalization values the Company at $1.02 billion (including outstanding indebtedness which is to be refinanced at closing).

        Upon consummation of the transactions contemplated under the Agreement:
(i) Chase will own a majority of the issued and outstanding capital stock of the Company; (ii) the Company will redeem for cash all of the capital stock of the Company owned or controlled by Jon M. Huntsman prior to closing; and (iii) Richard P. Durham, President and Chief Executive Officer of the Company, a trust established for the benefit of his wife, and other existing management shareholders of the Company, will continue to own, collectively, a significant percentage of the Company's outstanding capital stock. Following the closing, Mr. Durham will be the Chairman, President and Chief Executive Officer of the Company.

        As part of the transactions contemplated by the Agreement, the Company intends to tender for all of the $125 million principal amount of its 9 1/8% Senior Subordinated Notes due 2007 and to solicit consents for amendments to the related indenture. The transactions contemplated by the Agreement will be financed with (i) borrowings under new or amended and restated credit facilities, (ii) the proceeds of an issuance by the Company of new senior subordinated notes (the "New Notes") or the proceeds of senior subordinated bank loans, (iii) the proceeds of an issuance by the Company of preferred stock and
(iv) the proceeds of an issuance by the Company of common stock. The offering of the New Notes will not be registered under the Securities Act of 1933, as amended, and the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

        The consummation of the transaction is subject to customary closing conditions, including the expiration or termination of any applicable waiting periods under the federal Hart-Scott-Rodino Antitrust Improvements Act and other applicable anti-trust laws.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)   Financial Statements:    Not applicable

  (b)   Pro Forma Financial Information:    Not applicable



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  (c)   Exhibits


                Exhibit No.                                    Document
                -----------                                    --------

                    2.1                Recapitalization Agreement dated as of March 31, 2000
                                       by and among the Company, Chase and the Company's
                                       shareholders

                   99.1                Press Release dated April 12, 2000 announcing
                                       commencement of debt tender offer and consent
                                       solicitation


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HUNTSMAN PACKAGING CORPORATION

                                  By: /s/ Ronald G. Moffitt
                                     -------------------------------------------
                                       Ronald G. Moffitt
                                       Senior Vice President and General Counsel


April 12, 2000



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                                  EXHIBIT INDEX

                Exhibit No.                                    Document
                -----------                                    --------

                    2.1                Recapitalization Agreement dated as of March 31, 2000
                                       by and among the Company, Chase and the Company's
                                       shareholders

                   99.1                Press Release dated April 12, 2000 announcing
                                       commencement of debt tender offer and consent
                                       solicitation

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